Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Universal Truckload Services, Inc. of our report dated March 6, 2013, with respect to the financial statements of Westport Axle Corporation included in the Current Report Filing (Form 8-K/A) for the years ended December 31, 2012 and 2011.

/s/ Mountjoy Chilton Medley LLP

Louisville, Kentucky

August 26, 2014